Exhibit 10.24
AMENDMENT NO. 3
This AMENDMENT NO. 3 (this “Amendment No. 3”) dated as of December 7, 2018, by and among WAYFAIR LLC, a limited liability company organized under the laws of the State of Delaware (the “Borrower”); WAYFAIR INC., a corporation organized under the laws of the State of Delaware (the “Parent”); CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, Silicon Valley Bank, in its capacity as L/C Issuer and the lenders party hereto, is entered into in connection with the Credit Agreement, dated as of February 22, 2017 (as amended by that certain Amendment No. 1 dated as of September 11, 2017, that certain Amendment No. 2 dated as of April 12, 2018 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among the Borrower, the Parent, the lenders party thereto, the Swing Line Lender, the L/C Issuer and the Administrative Agent.
The Borrower, the Parent, the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer have agreed to certain amendments to the Credit Agreement.
Now, therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1    Definitions. Except as otherwise defined in this Amendment No. 3, terms defined in the Credit Agreement are used herein as defined therein.
Section 2    Amendments to Credit Agreement. The following amendments to the Credit Agreement shall take effect on the date hereof:
(a)    References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”), and references in the other Loan Documents to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as amended hereby.
(b)    Amendment to Section 2.7.1(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(a) By delivering to the relevant L/C Issuer, and, if the L/C Issuer is not Citibank, the Administrative Agent, a duly completed and executed Issuance Request, together with a duly completed application and agreement for such Letter of Credit as such L/C Issuer may specify, on or before 11:00 a.m. (New York City time) on a Business Day not less than seven (7) Business Days prior to the Maturity Date, the Borrower may, from time to time irrevocably request, on not less than three (3) Business Days’ notice (or such shorter period as may be agreed to by the L/C Issuer), that such L/C Issuer issue a Letter of Credit in such form as may be requested by the Borrower and approved by such L/C Issuer, such Letter of Credit to be used solely for the purposes described in Section 4.11. Each Letter of Credit shall by its terms be stated to expire on a date (its “Stated Expiry Date”) no later than the earlier of (i) one year from the date of issuance and (ii) five (5) Business Days prior to the Maturity Date; provided that (x) a Letter of Credit may, if requested by the Borrower, provide on terms acceptable to the Administrative Agent and each applicable L/C Issuer, for automatic renewal for successive periods of one year or less (but not beyond five (5) Business Days prior to the Maturity Date unless the Borrower agrees, pursuant to arrangements reasonably satisfactory to the relevant L/C Issuer entered into on or prior to the Maturity Date, to cash collateralize or backstop such Letter of Credit as of the Maturity Date), unless the Administrative Agent or such L/C Issuer shall have delivered to the beneficiary of such Letter of Credit a notice of non-renewal at least seven (7) Business Days prior to the Stated Expiry Date of such Letter of Credit and (y) to the extent acceptable to the Administrative Agent, any L/C Issuer, if requested by the Borrower, may agree to issue a Letter of Credit on terms acceptable to the Administrative Agent and each applicable L/C Issuer with a Stated Expiry Date beyond the date set forth in clause (i) in its sole discretion (but not beyond the date that is five (5) Business Days prior to the Maturity Date unless the Borrower agrees, pursuant to arrangements reasonably satisfactory to the relevant L/C Issuer entered into on or prior to the Maturity Date, to cash collateralize or backstop such Letter of Credit as of the Maturity Date). The relevant L/C Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder. Unless notified in writing by the Administrative Agent or the Required Lenders before it issues a Letter of Credit that a Default or Event of Default exists or that the conditions precedent for issuing the same have not been established, the relevant L/C Issuer may issue the requested Letter of Credit in accordance with such L/C Issuer’s customary practices. In the event and to the extent that the provisions of any Letter of Credit application and agreement of the Borrower conflicts with this Agreement, the provisions of this Agreement shall govern.”

Section 3    Conditions of Effectiveness. This Amendment No. 3 shall become effective as of the date upon which the Administrative Agent shall have received counterparts of this Amendment No. 3 executed by the Parent, the Borrower and the Lenders (the “Amendment Effective Date”).
Section 4    Reserved.
Section 5    Loan Documents. Except as herein provided, the Loan Documents shall remain unchanged and in full force and effect. This Amendment No. 3 is a Loan Document under the Credit Agreement and shall be construed in accordance with the Credit Agreement.
Section 6    Miscellaneous. This Amendment No. 3 may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment No. 3 by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment No. 3. This Amendment No. 3 and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment No. 3 and the transactions contemplated hereby and under any Loan Document shall each be governed by, and each be construed in accordance with, the laws of the State of New York. This Amendment No. 3 and each other Loan Document constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.
Section 7    Jurisdiction; Etc. Each Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent or any other Lender Party or any related party of the foregoing in any way relating to this Amendment No. 3 or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Amendment No. 3 or in any other Loan Document shall affect any right that the Administrative Agent or any other Lender Party may otherwise have to bring any action or proceeding relating to this Amendment No. 3 or any other Loan Document against each Loan Party or its properties in the courts of any jurisdiction. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Amendment No. 3 or any other Loan Document in any court referred to in this Section 7. Each Loan Party hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
BORROWER:
WAYFAIR LLC
By: /s/ Michael Fleisher
Name: Michael Fleisher
Title: Chief Financial Officer
PARENT:
WAYFAIR INC.
By: /s/ Michael Fleisher
Name: Michael Fleisher
Title: Chief Financial Officer

[Signature Page – Amendment No. 3]

CITIBANK, N.A., as Lender By: /s/ Ronald W. Homa Name: Ronald W. Homa Title: Senior Vice President, As Authorized

[Signature Page – Amendment No. 3]

CITIBANK, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer

By: /s/ Ronald W. Homa
Name: Ronald W. Homa
Title: Senior Vice President, As Authorized

[Signature Page – Amendment No. 3]

SILICON VALLEY BANK, as Lender and L/C Issuer By: /s/ Sandra M. Serie Name: Sandra M. Serie Title: Vice President

[Signature Page – Amendment No. 3]